SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2025

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) On August 13, 2025, Director, Joel S. Bourassa, age 67, informed the Board of Directors (the "Board") of Union Bankshares, Inc. (the"Company") of his intention to retire as a director of the Company and its wholly-owned subsidiary, Union Bank, effective August 20, 2025. Mr. Bourassa's decision to retire is not due to any disagreement with the Company on any matter relating the Company's operations, policies, or practices.

Mr. Bourassa joined the Board in 2019 and has served on Union Bank's board of directors since 2018. His years of experience in the tourism business in New Hampshire and years of community service in Lincoln and Woodstock, New Hampshire have provided the board with valuable knowledge and insight into the Company's Grafton County market. Mr. Bourassa serves on the Company's Compensation Committee.

The Director Succession Subcommittee of the Board's Nominating and Governance Committee, formed on May 21, 2025, will conduct a search for potential candidates to fill the Board vacancy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

August 13, 2025	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

August 13, 2025	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

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